                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                April 17, 1998


                             INFOSEEK CORPORATION
            (Exact name of registrant as specified in its charter)




        California                   1-11797                  77-0353450
(State or other jurisdiction       (Commission             (I.R.S. Employer
     of incorporation)             File Number)           Identification No.)


                            1399 Moffett Park Drive
                          Sunnyvale, California 94089
                   (Address of Principal Executive Offices)
                                  (Zip Code)

      Registrant's telephone number, including area code: (408) 543-6000


                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

       Infoseek Corporation (the "Company") has included herein the supplemental consolidated balance sheets of the Company as of December 31, 1997 and 1996, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997 (the "Supplemental Consolidated Financials") and the condensed supplemental consolidated balance sheet of the Company as of March 31, 1998, and the related condensed supplemental consolidated statements of operations and cash flows for the three-month periods ended March 31, 1998 and 1997 (the "Condensed Supplemental Consolidated Financials"). The Supplemental Consolidated Financials and the Condensed Supplemental Consolidated Financials give retroactive effect to the merger of a wholly owned subsidiary of the Company with and into WebChat Communications, Inc. on April 17, 1998, which transaction has been accounted for as a pooling of interests.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           The following financial statements and exhibits are filed as part of this report.

(a)     Financial Statements of the Registrant:

                                                                              Page
                                                                              ----
        Report of Ernst & Young LLP, Independent Auditors................       3
        Supplemental Consolidated Balance Sheets as of
             December 31, 1997 and 1996..................................       4
        Supplemental Consolidated Statements of Operations for
             each of the three years in the period ended
             December 31, 1997...........................................       5
        Supplemental Consolidated Statements of Cash Flows for each
             of the three years in the period ended December 31, 1997....       6
        Supplemental Consolidated Statements of Shareholders' Equity
             for each of the three years in the period ended
             December 31, 1997...........................................       7
        Notes to Supplemental Consolidated Financial Statements..........       9
        Schedule II Valuation and Qualifying Accounts....................      20
        Condensed Supplemental Consolidated Balance Sheets as of
             March 31, 1998 and December 31, 1997........................      21
        Condensed Supplemental Consolidated Statements of Operations
             for the three months ended March 31, 1998 and 1997..........      22
        Condensed Supplemental Consolidated Statements of Cash
             Flows for the three months ended March 31, 1998 and 1997....      23
        Notes to Condensed Supplemental Consolidated Financial
                  Statements.............................................      24

(c)     Exhibits:

        23.1      Consent of Ernst & Young LLP, independent auditors

ITEM 7. (a)  Financial Statements of the Registrant

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Board of Directors and Shareholders
Infoseek Corporation


We have audited the supplemental consolidated balance sheets of Infoseek Corporation (formed as a result of the consolidation of Infoseek Corporation and WebChat Communications, Inc.) as of December 31, 1997 and 1996 and the related supplemental consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the supplemental consolidated financial statement schedule listed in the Index at Item 7. The supplemental consolidated financial statements and schedule give retroactive effect to the merger of a wholly owned subsidiary of Infoseek Corporation with and into WebChat Communications, Inc. on April 17, 1998, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental consolidated financial statements and schedule are the responsibility of the management of Infoseek Corporation. Our responsibility is to express and opinion on these supplemental financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted audited standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Infoseek Corporation at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, after giving retroactive effect to the merger of WebChat Communications, Inc., as described in the notes to the supplemental financial statements, in conformity with generally accepted accounting principles. Also, in our opinion, the related supplemental consolidated financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                          ERNST & YOUNG LLP

San Jose, California
January 16, 1998, except for Note 14,
    as to which the date is February 12, 1998
    and Note 2, as to which the date is April 17, 1998

                             INFOSEEK CORPORATION

                   SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                               DECEMBER 31,
                                                                        --------------------------
                                                                            1997          1996
                                                                        ------------  ------------
ASSETS
Current assets:
   Cash and cash equivalents                                               $  3,323      $  3,786
   Short-term investments                                                    28,116        42,867
   Accounts receivable, less allowance for doubtful accounts of $980
     in 1997, and $350 in 1996                                                6,921         2,428
   Other current assets                                                         648           371
                                                                           --------      --------
       Total current assets                                                  39,008        49,452
Property and equipment:
   Computer and office equipment                                             16,525         9,651
   Furniture and fixtures                                                       935           307
   Leasehold improvements                                                     1,323           108
                                                                           --------      --------
                                                                             18,783        10,066
   Less accumulated depreciation and amortization                             8,295         2,479
                                                                           --------      --------
Net property and equipment                                                   10,488         7,587
Deposits and other assets                                                     1,993         1,293
                                                                           --------      --------
       Total assets                                                        $ 51,489      $ 58,332
                                                                           ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                        $  4,861      $  3,269
   Accrued payroll and related expenses                                       1,630         1,362
   Accrued liabilities to service providers                                   4,221            --
   Other accrued liabilities                                                  2,262         1,070
   Deferred revenue                                                           2,564           760
   Accrued restructuring and other charges                                    1,877            --
   Short-term obligations                                                     2,575           994
                                                                           --------      --------
       Total current liabilities                                             19,990         7,455
Long-term obligations                                                         4,493         1,892

Commitments and contingencies

Shareholders' equity:
Preferred stock, no par value:
   Authorized shares  5,000,000
   No shares issued and outstanding                                              --            --
Common stock, no par value:
   Authorized shares -- 60,000,000
   Issued and outstanding shares  27,534,000 in 1997 and 25,691,000
     in 1996                                                                 76,000        73,754
Accumulated deficit                                                         (48,030)      (20,771)
Deferred compensation                                                          (753)       (3,546)
Notes receivable from shareholders                                             (211)         (452)
                                                                           --------      --------
       Total shareholders' equity                                            27,006        48,985
                                                                           --------      --------
       Total liabilities and shareholders' equity                          $ 51,489      $ 58,332
                                                                           ========      ========

                            See accompanying notes.

                              INFOSEEK CORPORATION

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                    YEARS ENDED DECEMBER 31,
                                                                 ------------------------------
                                                                   1997       1996       1995
                                                                 ---------  ---------  --------

TOTAL REVENUES                                                   $ 35,082   $ 15,095   $ 1,032
Cost of revenues                                                    6,319      3,194       614
                                                                 --------   --------   -------
Gross profit                                                       28,763     11,901       418

OPERATING EXPENSES
  Research and development                                          7,900      4,550     1,175
  Sales and marketing                                              34,320     20,455     1,488
  General and administrative                                        7,042      4,177     1,148
  Restructuring and other charges                                   7,349         --        --
                                                                 --------   --------   -------
Total operating expenses                                           56,611     29,182     3,811
                                                                 --------   --------   -------
Operating loss                                                    (27,848)   (17,281)   (3,393)
INTEREST INCOME (EXPENSE)
  Interest income                                                   1,943      1,771       115
  Interest expense                                                   (657)      (428)      (18)
                                                                 --------   --------   -------
                                                                    1,286      1,343        97
                                                                 --------   --------   -------
Net loss                                                         $(26,562)  $(15,938)  $(3,296)
                                                                 ========   ========   =======

Basic and diluted net loss per share                               $(1.00)    $(0.72)   $(0.21)
Shares used in computing basic and diluted net loss per share
  (pro forma in 1995)                                              26,627     22,120    15,535

                            See accompanying notes.

                              INFOSEEK CORPORATION

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                  YEARS ENDED DECEMBER 31,
                                                                               ------------------------------
                                                                                 1997       1996       1995
                                                                               ---------  ---------  --------
OPERATING ACTIVITIES
Net loss                                                                       $(26,562)  $(15,938)  $(3,296)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                  4,849      2,157       438
   Writedown of restructure related assets                                        2,080         --        --
   Amortization of unearned compensation related to stock options                   832      1,347        44
   Amortization of warrants issued in connection with term loan                      --         --        21
   Fair value assigned to services provided by Netscape                              --         --       200
Changes in operating assets and liabilities
   Accounts receivable                                                           (4,490)    (1,929)     (499)
   Other current assets                                                            (211)      (260)      (92)
   Deposits and other current assets                                             (1,490)        --        --
   Accounts payable                                                               1,491      2,047     1,211
   Accrued payroll and related expenses                                             253      1,291        67
   Accrued liabilities to service providers                                       4,221         --        --
   Other accrued liabilities                                                      1,192        457       498
   Deferred revenue                                                               1,804        760        --
   Accrued restructuring and other charges                                        1,877         --        --
                                                                               --------   --------   -------
Net cash used in operating activities                                           (14,154)   (10,068)   (1,408)
INVESTING ACTIVITIES
Purchases of available-for-sale investments                                     (44,769)   (92,966)   (2,483)
Proceeds from sales of available-for-sale investments                            59,520     50,596     1,986
Issuance of notes receivable                                                       (950)      (600)       --
Purchase of property and equipment                                               (7,597)    (6,857)   (2,829)
                                                                               --------   --------   -------
Net cash provided by (used) in investing activities                               6,204    (49,827)   (3,326)
FINANCING ACTIVITIES
Term loan                                                                         5,265      2,573       967
Repayments of term loan                                                          (1,082)      (763)     (100)
Proceeds from issuance of convertible debt                                          305         --        --
Payment of deposit                                                                   --       (693)       --
Proceeds from sale of convertible preferred stock, net of issuance costs             --     17,619     4,430
Proceeds from sale of common stock, net of issuance costs                         1,217     43,785        --
Proceeds from the exercise of stock options                                       1,183          6        --
Proceeds from employee stock purchase plan                                          295         --        --
Proceeds from repayment of notes receivable from shareholders                       302         28        --
Repurchase of common stock                                                           --         (3)       (2)
                                                                               --------   --------   -------
Net cash provided by financing activities                                         7,485     62,552     5,295
                                                                               --------   --------   -------
Net increase in cash and cash equivalents                                          (465)     2,657       561
Cash and cash equivalents at beginning of period                                  3,788      1,129       568
                                                                               --------   --------   -------
Cash and cash equivalents at end of period                                     $  3,323   $  3,786   $ 1,129
                                                                               ========   ========   =======

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

Unearned compensation related to stock options amounted to $440,000, $3,102,000 and $2,124,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Cash paid for interest expense amounted to $606,000, $428,000 and $18,000 in 1997, 1996 and 1995, respectively.

                            See accompanying notes.

                              INFOSEEK CORPORATION

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                   CONVERTIBLE                                                            NOTES
                                 PREFERRED STOCK         COMMON STOCK                                   RECEIVABLE        TOTAL
                             ------------------------  -----------------  ACCUMULATED     DEFERRED         FROM       SHAREHOLDERS'
                                SHARES       AMOUNT    SHARES    AMOUNT     DEFICIT     COMPENSATION   SHAREHOLDERS       EQUITY
                             -------------  ---------  -------  --------  ------------  -------------  -------------  --------------

BALANCE AT DECEMBER 31,
 1994                               9,421   $  2,020    3,783   $    38      $ (1,537)       $    --          $  --        $    521
Issuance of Series A
 preferred stock
  for purchased technology            559        224       --        --            --             --             --             224
Repurchase of common stock
 from
  founder                              --         --     (155)       (2)           --             --             --              (2)

Issuance of Series C
 convertible
  preferred stock for
   cash, net of issuance
  costs                             5,600      4,430       --        --            --             --             --           4,430
Issuance of warrants for
 shares of
  series C convertible
   preferred stock                     --         21       --        --            --             --             --              21
Issuance of common stock
 to employee
  for note receivable                  --         --      372        50            --             --            (50)             --
Unearned compensation
 related to
  stock options                        --         --       --     2,124            --         (2,124)            --              --
Amortization of unearned
 compensation
  related to stock options             --         --       --        --            --             44             --              44
Fair value assigned to
 services provided
  by Netscape                          --         --       --       200            --             --             --             200
Net loss                               --         --       --        --        (3,296)            --             --          (3,296)

                             ------------   --------   ------   -------   -----------   ------------   ------------        --------
BALANCE AT DECEMBER 31,
 1995                              15,580      6,695    4,000     2,410        (4,833)        (2,080)           (50)          2,142
Cancellation of
 convertible preferred
  stock issued for
   purchased
  technology                         (280)        --       --        --            --             --             --              --
Unearned compensation
 related to
  stock options                        --         --       --     3,102            --         (3,102)            --              --
Amortization of unearned
 compensation                          --         --       --        --            --          1,346             --           1,346
Issuance of convertible
 preferred
  stock for cash, net of
   issuance
  costs                             2,267     17,619       --        --            --             --             --          17,619
Repurchases of common stock            --         --     (325)       (3)           --             --             --              (3)

Issuance of common stock
 to officers                           --         --      787       910            --             --           (610)            300
Cancellation of note
 receivable and
  repurchase of shares                 --         --     (365)     (470)           --            290            180              --
Payment on shareholders'
 notes
  receivable                           --         --       --        --            --             --             28              28
Conversion of convertible
 preferred
  stock into common stock
   upon
  the initial public
   offering                       (17,567)   (24,314)  17,567    24,314            --             --             --              --
Issuance of common stock in
  connection with initial
   public
  offering, net of
   issuance costs                      --         --    3,973    43,485            --             --             --          43,485
Exercise of common stock
 options                               --         --       54         6            --             --             --               6
Net loss                               --         --       --        --       (15,938)            --             --         (15,938)

                             ------------   --------   ------   -------   -----------   ------------   ------------        --------
BALANCE AT DECEMBER 31,
 1996                                  --         --   25,691    73,754       (20,771)        (3,546)          (452)         48,985
Issuance of common stock
 and
  activity from merger with
  WebChat Communications,
   Inc.                                --         --      167       571          (697)            --             --            (126)

Issuance of common stock
 for cash                              --         --       58     1,217            --             --             --           1,217
Unearned compensation
 related to
  stock options                        --         --       --       440            --           (440)            --              --

                                   CONVERTIBLE                                                            NOTES
                                 PREFERRED STOCK         COMMON STOCK                                   RECEIVABLE        TOTAL
                             ------------------------  -----------------  ACCUMULATED     DEFERRED         FROM       SHAREHOLDERS'
                                SHARES       AMOUNT    SHARES    AMOUNT     DEFICIT     COMPENSATION   SHAREHOLDERS       EQUITY
                             -------------  ---------  -------  --------  ------------  -------------  -------------  --------------

Amortization of unearned
 compensation                          --         --       --        --            --            832             --             832
Reversal of unearned
 compensation                          --         --       --    (2,071)           --          2,071             --              --
Writeoff deferred
 compensation
  related to restructure               --         --       --        --            --            330             --             330
Repurchases of common stock            --         --      (27)       --            --             --             --              --
Issuance of common stock
 for
  notes receivable                     --         --       38        61            --             --            (61)             --
Payment on shareholders'
 notes
  receivable                           --         --       --        --            --             --            302             302
Conversion of debt into
 common stock                          --         --       27       550            --             --             --             550
Exercise of common stock
 options                               --         --    1,445     1,183            --             --             --           1,183
 Issuance of common stock
  through
  employee stock purchase
   plan                                --         --       44       295            --             --             --             295
Issuance of common stock
 from
  exercise of warrants                 --         --       91        --            --             --             --              --
Net loss                               --         --       --        --       (26,562)            --             --         (26,562)

                             ------------   --------   ------   -------   -----------   ------------   ------------        --------
BALANCE AT DECEMBER 31,
 1997                            $     --         --  $27,534   $76,000      $(48,030)       $  (753)         $(211)       $ 27,006
                             ============   ========  =======   =======   ===========   ============   ============        ========

                            See accompanying notes.

                             INFOSEEK CORPORATION

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization   -   Infoseek Corporation, (the "Company"), provides leading
Internet search and navigation technology, products and services that use the Web to connect its viewers' personal, work and community lives. As a "connected" media company, Infoseek is able to segment viewers by interest area, providing advertisers with focused and targeted audiences. The Infoseek Service is a comprehensive Internet gateway that combines search and navigation with directories of relevant information sources and content sites, offers chat and instant messaging for communicating shared interest and facilitates the purchase of related goods and services. The Company conducts its business within one industry segment.

Basis of Presentation   -   The supplemental consolidated financial statements
include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions and balances have been eliminated. As more fully described in Note 2, a wholly owned subsidiary of the Company merged with WebChat Communications, Inc. ("WebChat") in April 1998 in a pooling of interests transaction. The supplemental consolidated financial statements for 1997 have been restated to include the financial position, results of operations and cash flows of WebChat. Prior to 1997, these amounts for WebChat were not significant compared to those of the Company and accordingly, the Company's previously issued financial statements were not restated. An adjustment was made to the beginning 1997 common stock and accumulated deficit as a result of not restating the Company's financial statements prior to 1997.

Cash and Cash Equivalents -- The Company considers all highly liquid debt instruments which are purchased with a maturity of three months or less to be cash equivalents.

Short-Term Investments -- The Company accounts for investments in accordance with Financial Accounting Standards Board, Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. The Company's short-term investments, which consist primarily of commercial paper and government agency notes with maturities of one year or less, are classified as available-for-sale, and as such, are carried at fair value with the unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization, as well as any interest on the securities, is included in interest income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in interest income (expense). The cost of securities sold is based on the specific identification method. The Company had no investments in equity securities at December 31, 1997 and 1996.

Property and Equipment   -   Property and equipment are carried at cost less
accumulated depreciation. The Company depreciates property and equipment using the straight-line method over the estimated useful lives of three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the life of the related asset or the term of the lease.

Research and Development   -   Research and development expenditures are
generally charged to operations as incurred. Financial Accounting Standards Board, Statement No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. In the Company's case, capitalization would begin upon completion of a working model as the Company does not prepare detail program designs as part of the development process. As of December 31, 1997 and 1996, capitalized costs were insignificant.

Stock-Based Compensation   -   The Company has elected to follow Accounting
Principles Board Opinion No. 25 (APB 25), "Accounting of Stock Issued to Employees" and related interpretations, in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Financial Accounting Standards Board, Statement No. 123 (SFAS
123) "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, with the exception of certain options granted during 1997, 1996 and 1995 as discussed in Note 8, no compensation expense is recognized as the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant.

Long-Lived Assets   -   In 1995, the Financial Accounting Standards Board
released the Statement No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. SFAS No. 121 has not had a material impact on the financial statements of the Company.

Revenue Recognition   -   The Company's advertising revenues are derived
principally from short-term advertising contracts in which the Company guarantees a minimum number of impressions for a fixed fee. Advertising revenues are recognized ratably over the term of the contract provided that the monthly minimum impressions are met, the Company does not have any remaining significant obligations, and collection of the resulting receivable is probable. To the extent the minimum guaranteed impressions are not met, the Company defers recognition of the revenue until guaranteed impressions levels are met.

Also included in advertising revenues is the exchange by the Company of advertising space on the Company's Web sites for reciprocal advertising space in other media publications or other Web sites or receipt of applicable goods and services. Revenues from these exchange transactions are recorded as advertising revenue at the estimated fair value of the goods and services received and are recognized when both the Company's advertisements and the reciprocal advertisements are run, or goods or services are received. Advertising revenues recognized under these trading activities were less than 10% of total revenues for all periods presented.

In late 1997, the Company released a new version of its service which features 15 "channels," and provides opportunities for revenue from the sale of channel sponsorships, as well as to enable the Company to share in a portion of the revenue generated by its viewers with these channel sponsors. Revenue generated by channel sponsors is included in advertising revenues and is generally recognized on a straight line basis over the term of the agreements provided that minimum impressions are met.

The Company also derived revenues of $2,141,000 from the licensing of its Ultraseek technology. License revenues are recognized at the time of delivery, provided no significant obligations remain and collectibility of the resulting receivable is probable.

During 1996 and 1995, the Company also derived revenues from fees related to a premium subscription service offered to business and professional users. Revenues from this service are recognized over the period the services are provided. During the third quarter of 1996, the Company discontinued this service.

Advertising Costs   -   Advertising costs are expensed as incurred.  Advertising
costs, which include service provider fees and reciprocal advertising amounted to $15,104,000 and $8,523,000 for the years ended December 31, 1997 and 1996, respectively. There were no advertising costs for the year ended December 31, 1995. The Company does not incur any significant direct response advertising costs.

Concentration of Credit Risk   -    Financial instruments that potentially
subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments, and trade receivables. The Company places its cash equivalents and short-term investments with high-quality financial institutions. Through December 31, 1997, the Company invested its excess cash in commercial paper, government agency notes and money market funds. The Company operates in one business segment and sells advertising to various companies across several industries. The Company generally does not require collateral. The Company maintains allowances for credit losses, and such losses have been within management's expectations. For the year ended December 31, 1997 no customer accounted for greater than 10% of revenues. For the year ended December 31, 1996, one customer (a related party, see Note 12) accounted for 13% of revenues and for the year ended December 31, 1995, another customer accounted for 13% of revenues.

Net Loss Per Share   -   In 1997, the Financial Accounting Standards Board
issued Statement No. 128, Earnings Per Share. Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary and fully diluted earnings per share, outstanding nonvested shares are not included in the computations of basic and diluted earnings per share until the time-based vesting restriction has lapsed. Basic earnings per share also excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. In addition, in February 1998, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 98, Earnings Per Share. Staff Accounting Bulletin No. 98 effected the treatment of certain stock and warrants ("cheap stock") issued within a one-year period prior to an initial public offering. Earnings per share amounts presented have been restated to conform to the requirements of Statement No. 128 and Staff Accounting Bulletin No. 98.

Net loss per share information for 1997 has been adjusted on a retroactive basis to give effect to the merger with WebChat (see Note 2), whereby each share of WebChat was converted to 0.03 shares of Infoseek common stock. Share information for 1996 and 1995 has not been restated due to WebChat amounts being insignificant.

Pro Forma Net Loss Per Share   -   Pro forma net loss per share for the year
ended December 31, 1995 has been computed as described above and also gives effect, even if antidilutive, to common equivalent shares from preferred stock that automatically converted upon the closing of the Company's initial public offering (using the as-if-converted method).

Use of Estimates in the Preparation of Financial Statements   -   The
preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expenses during the reporting period. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

New Accounting Pronouncements   -   The Financial Accounting Standards Board
approved the new American Institute of Certified Public Accountants Statement of Position, Software Revenue Recognition (SOP 97-2). SOP 97-2 will be effective for the Company beginning in the first quarter of 1998. The Company does not believe the adoption of SOP 97-2 will have a significant impact on its revenue recognition policy.

In June 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income (SFAS No. 130) and Statement No. 131, Disclosures About Segments of An Enterprise and Related Information (SFAS No. 131). SFAS No. 130 establishes rules for reporting and displaying comprehensive income. SFAS No. 131 will require the Company to use the "management approach" in disclosing segment information. Both statements are effective for the Company during 1998. The Company does not believe that the adoption of SFAS No. 130 or SFAS No. 131 will have a material impact on the Company's results of operations, cash flows, or financial position.

Reclassifications   -   Certain reclassifications, none of which affected net
loss, have been made to prior year's amounts in order to conform to the current year's presentation.

2.    BUSINESS COMBINATION

On April 17, 1998, the Company acquired WebChat in a tax-free reorganization in which a wholly owned subsidiary of the Company was merged directly into WebChat. The Company has exchanged approximately 316,000 shares of Infoseek Corporation common stock and has reserved approximately 11,000 shares for WebChat options assumed by the Company. Each share exchanged represents 0.03 share of common stock of the Company for each share of the common, and preferred stock of WebChat. Merger related expenses, which are not expected to be significant, will be recorded in the second quarter 1998. The merger has been accounted for under the pooling of interests method.

A reconciliation of net sales and net loss of the Company, as previously reported, WebChat and combined for the year ended December 31, 1997 is as follows (in thousands):

                  Net revenue  NET LOSS
                  -----------  --------
      Infoseek        $34,603   $24,623
      Webchat             479     1,939
                      -------   -------
      Combined        $35,082   $26,562
                      =======   =======

3. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                                        AT DECEMBER 31, 1997
                           ---------------------------------------------
                                         GROSS       GROSS
                           AMORTIZED   UNREALIZED  UNREALIZED  ESTIMATED
SHORT-TERM INVESTMENTS       COSTS       GAINS      LOSSES    FAIR VALUE
----------------------     ----------  ----------  ---------  ----------
Commercial paper              $23,007  $       --  $      --     $23,007
Government agency notes         4,003           2         --       4,005
Money market fund               1,106          --         --       1,106
                              -------  ----------  ---------     -------
Total                         $28,116  $        2  $      --     $28,118
                              =======  ==========  =========     =======

                                      AT DECEMBER 31, 1996
                           ---------------------------------------------
                                         GROSS       GROSS
                           AMORTIZED   UNREALIZED  UNREALIZED  ESTIMATED
SHORT-TERM INVESTMENTS       COSTS       GAINS      LOSSES    FAIR VALUE
----------------------     ----------  ----------  ---------  ----------
Commercial paper              $27,588  $       --  $      --     $27,588
Government agency notes        15,279          --         --      15,279
                              -------  ----------  ---------     -------
Total                         $42,867  $       --  $      --     $42,867
                              =======  ==========  =========     =======


Realized gains and losses were insignificant during all periods presented.

4. OBLIGATIONS

In March 1997, the Company entered into a four year, $5,000,000 equipment term loan facility. The loan bears interest at the bank's prime rate plus 0.25% (8.75% at December 31, 1997). Under the terms of the agreement, the Company grants a security interest in certain assets of the Company and must maintain financial covenants including minimum tangible net worth and others based on monthly cash balances with which the Company was in compliance as of December 31, 1997. Under the equipment term loan facility, the Company is restricted in its ability to pay dividends. Interest only payments will be made during the first 12 months and borrowings and interest will be repaid on a straight-line basis over 36 months beginning in month 13 of the facility. As of December 31, 1997, there was approximately $5,000,000 outstanding against the term loan facility.

In February 1997, WebChat entered into a three and one half year $300,000 equipment term loan facility. The loan bears interest at the bank's prime rate plus 2.5% (11% at December 31, 1997). Under the terms of the facility, Webchat grants a security interest in certain assets and is restricted in its ability to pay cash dividends. Interest only payments will be made during the first six months and principal and interest will be repaid on a straight-line basis over 36 months beginning in month seven of the facility. As of December 31, 1997, there was approximately $265,000 outstanding against the term loan facility.

In 1996 and 1995, the Company entered into term loan agreements with a lending institution under which the Company borrowed approximately $3,540,000 to finance the purchase of equipment. Borrowings made under the agreement are due over 37 months, bear interest which ranges from 15.80% to 16.39%, and are secured by certain assets of the Company. In connection with the 1996 loan agreement, the Company paid a cash deposit of $693,000 to the lending institution which is included in deposits and other assets on the balance sheet.

Maturities under these agreements as of December 31, 1997 are as follows:

                                DECEMBER 31,
                                   1997
                              --------------
                              (In thousands)
               1998                   $2,575
               1999                    2,344
               2000                    1,733
               2001                      416
                                      ------
                                      $7,068
                                       ======

5. COMMITMENTS

The Company leases its facilities under operating lease agreements which expire at various dates through 2002. Total rent expense for the years ended December 31, 1997, 1996 and 1995 was $1,397,000, $379,000 and $86,000, respectively. In
January 1998, the Company signed an agreement to sublease approximately 20,500 square feet of its Sunnyvale, California facility. In connection with the sublease agreement, the Company will receive future rent payments of approximately $372,000 in 1998 and $300,000 in 1999. Minimum future rental commitments under these leases as of December 31, 1997 are as follows:

                                DECEMBER 31,
                                    1997
                               --------------
                               (In thousands)
               1998                   $ 2,128
               1999                     2,099
               2000                     2,089
               2001                     1,985
               2002                     1,712
                                      -------
                                      $10,013
                                      =======

Netscape

Historically, a large portion of the Company's traffic was derived through the Web page of Netscape Communications Corporation ("Netscape"). In March 1996, the Company entered into an agreement with Netscape, which provided that the Company would be listed as a Premier Provider on Netscape's Web page for the period from April 10, 1996 to March 31, 1997. This agreement with Netscape provided for payments of up to an aggregate of $5,000,000 in cash and reciprocal advertising ($3,500,000 in cash and $1,500,000 in reciprocal advertising) over the course of the one-year term of the agreement. In March 1997, Infoseek renewed its agreement with Netscape under terms that extended the current contract through April 30, 1997 and thereafter provided for Infoseek to be one of four premier providers displayed on Netscape's Web page for the period of May 1, 1997 through April 30, 1998. The renewed agreement with Netscape provides for payments of up to an aggregate of $12,500,000 in cash and reciprocal advertising ($10,000,000 in cash and $2,500,000 in reciprocal advertising) over the term of the agreement. During the year ended December 31, 1997 and 1996, the Company recognized $9,583,000 and $3,750,000, respectively, of expense related to this agreement. The payments to Netscape are being recognized ratably over the term of the agreement. At December 31, 1997, the Company had approximately $7,555,000 of cash commitment remaining in connection with this agreement, of which $4,221,000 is included in accrued liabilities to service providers on the December 31, 1997 balance sheet.

In July 1997, the Company entered into an agreement with Netscape whereby it was designated as a premier provider of international search and navigational guide services for the Netscape Net Search Program. Under the terms of the agreement, the Company will provide services for 10 Netscape local Web sites. The Company's agreement with Netscape provides for payments ranging from a minimum of $666,000 ($400,000 in cash and $266,000 in reciprocal advertising) to a maximum of $1,219,000 ($677,000 in cash and $542,000 in reciprocal advertising) depending on the level of traffic delivered by Netscape. During the year ended December 31, 1997, Netscape delivered traffic at the minimum level and as a result the Company recognized sales and marketing expenses of approximately $333,000 under this agreement. At December 31, 1997, the Company had a cash commitment ranging from a minimum of $74,000 to a maximum of $351,000 depending on the level of traffic delivered by Netscape in connection with this agreement (see also Note 15).

Contingencies

From time to time, the Company may be a part to litigation and claims incident to the ordinary course of its business. Although the results of litigation and claims cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a material adverse effect on the Company's financial position results of operations, or cash flows.

6. RESTRUCTURING AND OTHER CHARGES

During the second quarter of 1997, the Company recorded restructuring and other charges of approximately $7,400,000, of which approximately $6,200,000 related to a program to discontinue certain business arrangements, which were determined to be non-strategic, and approximately $1,200,000 related to management changes. Of these restructuring charges, approximately $5,000,000 involves cash outflows, of which $3,100,000 has been completed as of December 31, 1997. Non-cash restructuring charges of approximately $2,400,000 relate primarily to the write-down of certain non-strategic business assets. There have been no material changes to the restructuring plan or in the estimates of the restructuring costs. As of December 31, 1997, the Company has approximately $1,900,000 remaining in its restructuring reserve, which is expected to be fully utilized by mid 1998.

7. SHAREHOLDERS' EQUITY

Preferred Stock   -  On May 15, 1996, the Board of Directors authorized
5,000,000 shares of undesignated preferred stock. In connection with this action, the Board has the authority to issue in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, without further vote or action by the shareholders. No such shares have been issued to date.

Convertible Preferred Stock   -  Through May of 1996, the Company issued series
A, B, C, and E convertible preferred stock. A portion of the Series E convertible preferred stock was redeemable at the request of the holder. On June 11, 1996 the Company completed its initial public offering and at that time all outstanding shares of convertible preferred stock were converted into common stock on a one-for-one basis.

Common Stock   -  On May 15, 1996, the Company's Shareholders approved a 3-for-4 reverse stock split of the Company's preferred and common stock. All outstanding preferred, common and common equivalent shares in the accompanying financial statements have been retroactively adjusted to give effect to this reverse stock split. At the same time, the Board of Directors approved the increase of authorized common stock to 60,000,000 shares.

Founders' Common Stock   -  The Company has the right, at any time within sixty
days after termination of a founder's employment or service, to repurchase certain common shares at the price per share paid by the founder. The Company's right to repurchase lapses with respect to 25% of the total number of shares held by the founder, commencing twelve months after purchase, and in monthly increments of 2.08% of the total number of shares thereafter. There were 7,000 and 1,101,000 common shares subject to repurchase by the Company at December 31, 1997 and 1996, respectively.

Shareholders' Notes Receivable   -  During 1997, 1996 and 1995, the Company
entered into agreements with certain officers and employees to sell approximately 38,000, 412,000 and 372,000 shares, respectively, of the Company's common stock in exchange for full recourse promissory notes. The shares are subject to repurchase by the Company, and such repurchase options lapse in monthly increments of 2.08% of the total number of shares purchased. At December 31, 1997 and 1996, there were approximately 88,500 and 504,000 common shares, respectively, subject to repurchase by the Company.

Warrants   -  During 1995, in connection with an equipment financing
transaction, the Company issued warrants to purchase 100,000 shares of Series C convertible preferred stock at an exercise price of $0.80 per share. These warrants are exercisable at any time through October 2000. As of December 31, 1997, all warrants had been exercised. The Company recorded additional interest expense using the minimum value method to determine the value of the warrants.

Common Stock Reserved For Future Issuance   -  Shares of common stock reserved
for future issuance are as follows:

                                           DECEMBER 31,
                                               1997
                                          --------------
                                          (In thousands)
          Preferred stock                         5,000
          Stock option plan                       5,753
          Employee stock purchase plan              143
                                                 ------
                                                 10,896
                                                 ======

8. STOCK OPTION/STOCK ISSUANCE PLAN

The Company's Stock Option Plan (the "Predecessor Plan") provides for the grant of incentive stock options and non statutory stock options to employees and consultants of the Company at prices ranging from 85% to 110% (depending on the type of grant) of the fair market value of the common stock on the date of grant as determined by the Board of Directors.

In April 1996, the Board of Directors adopted the 1996 Stock Option/Stock Issuance Plan (the "1996 Plan") which was approved by the Company's shareholders on May 15, 1996. The 1996 Plan is intended to serve as the successor equity incentive stock issuance program to the Predecessor Plan. Under the 1996 Plan, 7,225,000 shares of common stock have been authorized for issuance. The 1996 Plan is divided into three separate components: the Discretionary Option Grant Program under which eligible individuals may be granted options to purchase shares of common stock at an exercise price of not less than 85% of their fair market value on the grant date; the Stock Issuance Program under which eligible individuals may be issued shares of common stock directly through the purchase of such shares at a price of not less than 85% of their fair market value at the time of issuance or as a bonus tied to the performance of services; and the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non employee Board members to purchase shares of common stock at an exercise price equal to 100% of their fair market value on the grant date.

The vesting and exercise provisions of the option grants are determined by the Board of Directors. Options generally vest and become exercisable as to 25% of the shares one year from the date of grant and the balance in monthly increments over the subsequent three years of service. Options expire no later than seven years from the date of grant. Options for the purchase of 583,000 and 845,000 shares were exercisable as of December 31, 1997 and 1996, respectively.

The Company has elected to follow Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting of Stock Issued to Employees" and related interpretations, in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Financial Accounting Standards Board, Statement No. 123 (SFAS No. 123) "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. The Company, under APB No. 25, generally does not recognize compensation expense as the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant.

Through December 31, 1997, the Company recorded aggregate deferred compensation of $5,666,000 representing the difference between the grant price and the deemed fair value of the Company's common stock granted during those periods. The amortization of deferred compensation is being charged to operations and is being amortized over the vesting period of the options, which is typically four years. For December 31, 1997, 1996 and 1995, the amortized expenses were $832,000 $1,346,000 and $44,000, respectively.

Pro forma information regarding net loss and loss per share is required by SFAS No. 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of this statement. The fair value for options granted during 1997 were estimated at the date of grant using the Black-Scholes multiple option pricing model with the following weighted average assumptions: risk-free interest rate ranging from 5.53% to 6.77%; a dividend yield of 0.0%; a volatility factor of the expected market price of the Company's common stock of .87; and a weighted-average expected life of the option of five years for officers and four years for non officers. Subsequent to the Company's initial public offering in June 1996, the fair value of options granted during the balance of 1996 were estimated with the following weighted average assumptions: risk-free interest rate ranging from 5.18% to 6.58% in 1996 and 5.34% to 7.03% in 1995; a dividend yield of 0.0%; a volatility factor of the expected market price of the Company's common stock of .80; and a weighted-average expected life of the option of five years for officers and four years for non officers. The fair value for options granted prior to the Company's initial public offering in June 1996 were estimated at the date of grant using the minimum value method and have a volatility factor of zero.

Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                     1997         1996         1995
                                                  -----------  -----------  -----------
                                                  (In thousands, except per share data)
Pro forma net loss                                    $30,919      $17,328       $3,442
Pro forma basic and diluted net loss per share        $  1.16      $  0.80       $ 0.13

Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1999.

In July 1997, the Board of Directors authorized the repricing of options to purchase 821,300 shares of common stock effective on July 23, 1997 to the then fair market value of $6.13 per share. Under the terms of the repricing, the repriced options maintain the same vesting and expiration terms, except they may not be exercised until January 9, 1998. Executive officers, consultants and members of the Board of Directors were not eligible to participate in the repricing.

A summary of the Company's stock option activity and related information for the years ended December 31 is as follows (amounts used in 1997 have been restated to reflect the April 17, 1998 merger with WebChat):


                                         1997                               1996                               1995
                             -------------------------------  --------------------------------  -----------------------------------
                                              WEIGHTED                             WEIGHTED                              WEIGHTED
                                              AVERAGE                              AVERAGE                                AVERAGE
                              OPTIONS      EXERCISE PRICE          OPTIONS       EXERCISE PRICE        OPTIONS        EXERCISE PRICE
                             ---------  --------------------  -----------------  --------------  -------------------  --------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Outstanding  beginning of
 year                           4,921                $ 2.10              3,074           $ 0.13                 165            $0.07
  Granted                       4,418                $ 6.61              2,851           $ 3.98               3,438            $0.13
  Exercised                    (1,456)               $ 0.79                (54)          $ 0.11                  --               --
Canceled                       (3,725)               $ 4.79               (957)          $ 1.51                (529)           $0.11
                              -------                ------              -----           ------              ------            -----
Outstanding-end of year         4,158                $ 4.92              4,914           $ 2.10               3,074            $0.13
                              =======                                    =====                               ======

Exercisable at end of year        583                $ 2.63                845           $ 0.35                 155            $0.13
Weighted-average fair
 value of options granted
  during the year                                    $ 4.48                              $ 3.79                                $0.40

Outstanding and Exercisable By Price Range as of December 31,  1997:




                                                 OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
                                        --------------------------------------   --------------------------------------------------
                                                                  WEIGHTED           NUMBER
                                              NUMBER              AVERAGE           WEIGHTED     EXERCISABLE AS OF       WEIGHTED
                                         OUTSTANDING AS OF       REMAINING          AVERAGE         DECEMBER 31,         AVERAGE
RANGE OF EXERCISE PRICES                 DECEMBER 31, 1997    CONTRACTUAL LIFE   EXERCISE PRICE         1997          EXERCISE PRICE
---------------------------             -------------------   ----------------   --------------  -----------------    --------------
                                          (IN THOUSANDS)          (YEARS)                          (IN THOUSANDS)
    $  0.00 - $  5.00                              2,724                7.9           $ 3.47                 386            $0.51
    $  5.01 - $ 10.00                              1,018                7.5           $ 6.64                 197            $6.77
    $ 10.01 - $ 15.00                                416                9.8           $10.26                  --               --
                                                   -----                ---           ------                 ---            -----
                                                   4,158                8.0           $ 2.10                 583            $2.63
                                                   =====                                                     ===

9. EMPLOYEE STOCK PURCHASE PLAN

In April 1996, the Board of Directors adopted the 1996 Employee Stock Purchase Plan (the "Purchase Plan"), which is designed to allow eligible employees of the Company to purchase shares of common stock at semiannual intervals through their periodic payroll deductions. An aggregate of 187,500 shares of common stock has been reserved for the Purchase Plan of which 44,443 have been issued through December 31, 1997. The Purchase Plan is implemented in a series of successive offering periods, each with a maximum duration of 24 months. Eligible employees can have up to 10% (up to a maximum of 1,000 shares per year) of their base salary deducted that is to be used to purchase shares of the common stock on specific dates determined by the Board of Directors. The price of common stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the specified purchase date. The Company does not recognize compensation cost related to employee purchase rights under the Plan. To comply with the pro forma reporting requirements of SFAS No. 123, compensation cost is estimated for the fair value of the employees' purchase rights using the Black-Scholes model with the following assumptions for those rights granted in 1997: a risk free interest rate of 6.0%; dividend yield of 0.0%; expected volatility factor of .87; an expected life of six months; and for those granted in 1996: a risk free interest rate of 5.0%; dividend yield of 0.0%; expected volatility factor of .80; an expected life of six months. The weighted average estimated fair value of the Purchase Plan shares granted in 1997 was $4.05.

10. INCOME TAXES

Due to the Company's loss position, there was no provision for income taxes for any period presented.

As of December 31, 1997, the Company has federal and state net operating loss carry forwards of approximately $45,000,000 and $29,500,000, respectively. The federal net operating loss carry forwards will expire in the years 2009 through 2012, and the state net operating loss carry forwards will expire in the years 1999 through 2002. The Company has federal and state research and experimentation credits of approximately $300,000 each, that will expire in the years 2009 through 2012. Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred taxes consisted of the following at:

                                           DECEMBER 31,
                                        -------------------
                                          1997       1996
                                        ---------  --------
(In thousands)
Deferred tax assets:
 Net operating losses                   $ 17,448   $ 7,500
 Research credit carry forwards              406       200
 Accrued royalties                            37        60
 Other individually immaterial items       1,654       340
                                        --------   -------
  Total deferred tax assets               19,545     8,100
 Valuation allowance                     (19,545)   (8,100)
                                        --------   -------
  Total net deferred tax assets         $     --   $    --
                                        ========   =======

The change in the valuation allowance was a net increase of approximately $6,409,000 and $1,030,000 for the years ended December 31, 1996 and 1995, respectively.

11. EMPLOYEE BENEFIT PLAN

In January 1996, the Company adopted a plan to provide retirement and incidental benefits for its eligible employees, known as the Infoseek Corporation 401(k) Plan ("The Plan"). As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary deductions for eligible employees. Participants in the Plan may make salary deferrals of up to 20% of their annual salary, limited by the maximum dollar amount allowed by the Internal Revenue Code. The Company, at its discretion, may elect to make contributions to the Plan on behalf of its eligible participants. The Company has made no such contributions to date.

12. RELATED PARTY TRANSACTIONS

Bell Atlantic, with a representative on the Company's Board of Directors and ownership of a substantial amount of the outstanding common stock of the Company is considered a related party. In March 1996, the Company and Bell Atlantic entered into a one-year agreement, which provided for the Company's display of the Big Yellow logo within the Infoseek Service. According to the terms of the agreement, Bell Atlantic agreed to pay to the Company up to an aggregate of $4,600,000, in monthly payments, which amount would be decreased proportionately if the number of impressions of the Big Yellow logo were below a specified number. In February 1997, the Company signed an amendment with Bell Atlantic extending the term of the original agreement, dated March 1996, through June 1998 in exchange for an additional $1,400,000, for a total of $6,000,000, in monthly payments. The terms of conditions of the amended agreement are substantially the same, except for elimination of certain exclusivity and reimbursement provisions. The Company recognized revenue of $2,820,000 and $1,882,000 in connection with this agreement during the year ended December 31, 1997 and 1996, respectively. Amounts receivable from and payable to such related party were immaterial at December 31, 1997 and 1996.

13. EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share amounts):

                                                          1997       1996       1995
                                                        ---------  ---------  --------
Numerator:
   Net Loss:                                            $(26,562)  $(15,938)  $(3,296)
                                                        --------   --------   -------
Numerator for basic and diluted loss per share          $(26,562)  $(15,938)  $(3,296)
                                                        ========   ========   =======

Weighted average of common shares                         26,627     14,076     1,635
Conversion of preferred stock not included in shares
related to SEC Staff Accounting Bulletin 98                   --      8,044    13,900
                                                        --------   --------   -------

Denominator for basic and diluted loss per share          26,627     22,120    15,535
                                                        ========   ========   =======

Basic and diluted loss per share
(pro forma in 1995)                                       ($1.00)    ($0.72)   ($0.21)
                                                        ========   ========   =======

14. SUBSEQUENT EVENTS

In February 1998, the Company completed a follow-on public offering of 3,450,000 shares of Common Stock and received proceeds of approximately $43,015,000 net of underwriting discounts, commissions and other offering costs.

15. NETSCAPE AGREEMENT (UNAUDITED)

The agreement with Netscape expired on April 30, 1998 but was subsequently extended through May 31, 1998. Recently, Netscape announced that they have signed a two-year strategic partnership with Excite, Inc. ("Excite") to build out content based channels jointly for Netscape's Web site and to create co-branded search, thereby competing directly with the Company. Under terms of this agreement, Netscape and Excite, will each serve as a premier provider, with each receiving 25 percent of the net search rotation the percentage of pages served to visitors who have not selected a preferred provider. The remaining 50 percent of premier provider rotations will be allocated or divided and sold among the remaining navigational service providers (the allocated percent rotation of premier provider rotations, which will be shared by other navigational service providers, decreases to 25 percent in 1999).

16. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                   THREE MONTHS ENDED
                                            ----------------------------------------------------------------
                                            MARCH 31, 1997   JUNE 30, 1997   SEPT. 30, 1997   DEC. 31, 1997
                                            ---------------  --------------  ---------------  --------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total revenues                                     $ 6,240        $  7,786          $ 8,381         $12,675
Cost of revenues                                     1,297           1,533            1,567           1,922
                                                   -------        --------          -------         -------
Gross profit                                         4,943           6,253            6,814          10,753
Operating expenses:
 Research and development                            1,728           2,374            1,777           2,021
 Sales and marketing                                 6,650           7,541            8,329          11,800
 General and administrative                          1,470           1,825            1,947           1,800
  Restructuring and other charges                       --           7,349               --              --
                                                   -------        --------          -------         -------
Total operating expenses                           $ 9,848        $ 19,089          $12,053         $15,621
                                                   -------        --------          -------         -------
Operating loss                                      (4,905)        (12,836)          (5,239)         (4,868)
Net interest income                                    400             379              287             220
                                                   -------        --------          -------         -------
Net loss                                           $(4,505)       $(12,457)         $(4,952)        $(4,648)
                                                   =======        ========          =======         =======

Basic and diluted net loss per share                $(0.17)         $(0.47)          $(0.19)         $(0.17)
                                                   =======        ========          =======         =======



THREE MONTHS ENDED
------------------------------------------
                                            MARCH 31, 1996   JUNE 30, 1996   SEPT. 30, 1996   DEC. 31, 1996
                                            --------------   -------------   --------------   -------------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total revenues                                     $ 1,731        $  3,286          $ 4,007         $ 6,071
Cost of revenues                                       690             729              827             948
                                                   -------        --------          -------         -------
Gross profit                                         1,041           2,557            3,180           5,123
Operating expenses:
 Research and development                              934             950            1,218           1,448
 Sales and marketing                                 2,757           5,566            5,219           6,913
 General and administrative                            860             919            1,091           1,307
                                                   -------        --------          -------         -------
Total operating expenses                             4,551           7,435            7,528           9,668
                                                   -------        --------          -------         -------
Operating loss                                      (3,510)         (4,878)          (4,348)         (4,545)
Net interest income/(expense)                          (58)            155              652             594
                                                   -------        --------          -------         -------
Net loss                                           $(3,568)       $ (4,723)         $(3,696)        $(3,951)
                                                   =======        ========          =======         =======

Basic and diluted net loss per share                $(0.18)         $(0.25)          $(0.15)         $(0.16)
                                                   =======        ========          =======         =======

The 1997 quarterly amounts have been restated to reflect the April 17, 1998 merger with Webchat. The 1996 quarterly amounts have not been restated due to WebChat amounts being insignificant.

                                                                     Schedule II

                       VALUATION AND QUALIFYING ACCOUNTS

                                                                                               YEAR ENDED DECEMBER 31,
                                                                                   ------------------------------------------------
                                                                                                    (IN THOUSANDS)
                                                                                               ADDITIONS
                                                                                   BALANCE AT  CHARGED TO
                                                                                   BEGINNING   COSTS AND                BALANCE AT
                                                                                    OF YEAR     EXPENSES   WRITE-OFFS   END OF YEAR
                                                                                   ----------  ----------  -----------  -----------
Allowance for doubtful accounts:
  1995.........................................................................            --        $ 42          --          $ 42
  1996.........................................................................          $ 42        $651       $(343)         $350
  1997.........................................................................          $350        $930       $(300)         $980

                              INFOSEEK CORPORATION

               CONDENSED SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                      MARCH 31,   DECEMBER 31,
                                                        1998          1997
                                                     (RESTATED)*   (RESTATED)*
                                                     -----------  -------------
                                                     (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                           $  1,072       $  3,323
   Short-term investments                                71,410         28,116
   Accounts receivable, net                               7,523          6,921
   Other current assets                                     638            648
                                                       --------       --------
       Total current assets                              80,643         39,008

Property and equipment, net                              11,264         10,488
Deposits and other assets                                 1,993          1,993
                                                       --------       --------
       Total assets                                    $ 93,900       $ 51,489
                                                       ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                    $  4,002       $  4,861
   Accrued payroll and related expenses                   1,314          1,630
   Accrued liabilities to service providers               5,135          4,221
   Other accrued liabilities                              2,652          2,262
   Deferred revenue                                       3,511          2,564
   Accrued restructuring and other charges                1,416          1,877
   Short-term obligations                                 3,274          2,575
                                                       --------       --------
       Total current liabilities                         21,304         19,990
Long-term obligations                                     3,649          4,493

Shareholders' equity:
   Common stock                                         119,575         76,000
   Accumulated deficit                                  (49,830)       (48,030)
   Deferred compensation                                   (587)          (753)
   Notes receivable from shareholders                      (211)          (211)
                                                       --------       --------
       Total shareholders' equity                        68,947         27,006
                                                       --------       --------
       Total liabilities and shareholders' equity      $ 93,900       $ 51,489
                                                       ========       ========

* Restated from previously released financial information to reflect the April 1998 merger with WebChat Communications, Inc. which has been accounted for under the pooling of interests method.

                            See accompanying notes.

                              INFOSEEK CORPORATION

          CONDENSED SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                 ----------------------
                                                                   1998           1997
                                                                 -------        -------
                                                                (RESTATED) *  (RESTATED) *
Total revenues                                                   $14,453        $ 6,240
Cost of revenues                                                   2,154          1,297
                                                                 -------        -------

Gross profit                                                      12,299          4,943

Operating expenses
 Research and development                                          2,130          1,728
 Sales and marketing                                              10,577          6,650
 General and administrative                                        1,862          1,470
                                                                 -------        -------
Total operating expenses                                          14,569          9,848
                                                                 -------        -------

Operating loss                                                    (2,270)        (4,905)
Interest income (expense)
 Interest income, net                                                470            400
                                                                 -------        -------
Net loss                                                         $(1,800)       $(4,505)
                                                                 =======        =======

Basic and diluted net loss per share                              $(0.06)        $(0.17)
Shares used in computing basic and diluted net loss per share     28,822         25,758

* Restated from previously released financial information to reflect the April 1998 merger with WebChat Communications, Inc. which has been accounted for under the pooling of interests method.

                            See accompanying notes.

                              INFOSEEK CORPORATION

          CONDENSED SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                  THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                               ------------------------
                                                                                  1998         1997
                                                                               ----------  ------------
OPERATING ACTIVITIES                                                           (RESTATED)*  (RESTATED)*
Net loss                                                                        $ (1,800)     $ (4,505)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                   1,487         1,266
   Amortization of unearned compensation                                              96           276
Changes in operating assets and liabilities
   Accounts receivable                                                              (602)         (395)
   Other current assets                                                               10          (109)
   Accounts payable                                                                 (859)       (1,015)
   Accrued payroll and related expenses                                             (316)         (428)
   Accrued liabilities to service providers                                          914            --
   Other accrued liabilities                                                         390           208
   Accrued restructuring and other charges                                          (461)           --
   Deferred revenue                                                                  947           984
                                                                                --------      --------
Net cash used in operating activities                                               (194)       (3,718)
INVESTING ACTIVITIES
Purchases of available-for-sale investments                                      (58,230)      (11,151)
Proceeds from sales of available-for-sale investments                             14,936        15,751
Increase in deposits and other assets                                                 --        (1,623)
Purchase of property and equipment                                                (2,263)       (1,441)
                                                                                --------      --------
Net cash provided by (used) in investing activities                              (45,557)        1,536
FINANCING ACTIVITIES
Term loan                                                                            133         2,144
Repayments of term loan                                                             (278)         (236)
Proceeds from sale of common stock, net of issuance costs                         43,645         1,290
                                                                                --------      --------
Net cash provided by financing activities                                         43,500         3,198
                                                                                --------      --------
Net increase (decrease) in cash and cash equivalents                              (2,251)        1,016
Cash and cash equivalents at beginning of period                                   3,323         3,788
                                                                                --------      --------
Cash and cash equivalents at end of period                                      $  1,072      $  4,804
                                                                                ========      ========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

Cash paid for interest expense amounted to $166,000 and $112,000 for the three month periods ended March 31, 1998 and 1997, respectively.

* Restated from previously released financial information to reflect the April 1998 merger with WebChat Communications, Inc. which has been accounted for under the pooling of interests method.

                            See accompanying notes.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

Infoseek Corporation (the "Company") provides leading Internet search and navigation technology, products and services that use the Web to connect its viewers' personal, work and community lives. As a "connected" media company, Infoseek is able to segment viewers by interest area, providing advertisers with focused and targeted audiences. The Infoseek Service is a comprehensive Internet gateway that combines search and navigation with directories of relevant information sources and content sites, offers chat and instant messaging for communicating shared interests and facilitates the purchase of related goods and services. The Company conducts its business within one industry segment.

The supplemental consolidated financial information as of March 31, 1998 and for the three month period ended March 31, 1997 included herein is unaudited, and has been prepared by the Company in accordance with generally accepted accounting principles and reflects all adjustments, consisting only of normal recurring adjustments which in the opinion of management are necessary to state fairly the Company's financial position, results of operations, and cash flows for the periods presented. The December 31, 1997 balance sheet was derived from audited financial statements at that date. All significant intercompany transactions and balances have been eliminated. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expenses during the reporting period. Actual results will differ from those estimates, and such differences may be material to the financial statements. These financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 1997 included in the Company's report Form 10-K filed with the Securities and Exchange Commission. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for any future periods. As more fully described in Note 6, the Company merged with WebChat Communications, Inc., ("WebChat") in April 1998 in a pooling of interests transaction. The supplemental consolidated financial statements for 1997 have been restated to include the financial position, results of operations and cash flows of WebChat.

2. NET LOSS PER SHARE

In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share. Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary and fully diluted earnings per share, outstanding nonvested shares are not included in the computations of basis and diluted earnings per share until the time-based vesting restrictions have lapsed. Basic earnings per share also excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.

Net loss per share information for 1997 has been adjusted on a retroactive basis to give effect to the merger of WebChat (see Note 6), whereby each share of WebChat was converted to 0.03 shares of Infoseek common stock.

The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share amounts):

                                                     THREE MONTHS ENDED
                                                         MARCH 31,
                                                     ------------------
                                                      1998        1997
                                                     ------      ------
Numerator:
  Net loss                                           $(1,800)   $(4,505)
                                                     -------    -------
Numerator for basic and diluted loss per share       $(1,800)   $(4,505)
                                                     =======    =======

Weighted average of common shares                     28,822     25,758
                                                     -------    -------
Denominator for basic and diluted loss per share      28,822     25,758
                                                     =======    =======

Basic and diluted loss per share                     $ (0.06)   $ (0.17)
                                                     =======    =======

3. NEW ACCOUNTING PRONOUNCEMENTS

The Company has adopted the American Institute of Certified Public Accountants Statement of Position, Software Revenue Recognition (SOP 97-2) effective the first quarter of 1998. The adoption does not have material effect on the Company's revenue recognition policy.

4. COMPREHENSIVE INCOME

The Company has adopted Statement of Financial Accounting Standards No. 130 (SFAS No. 130), "Reporting Comprehensive Income". SFAS No. 130 establishes new rules for reporting and the display of comprehensive income and its components; however, the adoption of this statement has no impact on the Company's net loss or shareholders' equity. SFAS No.130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. During the first quarter 1998, unrealized gains or losses from available-for-sale securities were immaterial.

5. RESTRUCTURING AND OTHER CHARGES

During the second quarter of 1997, the Company recorded restructuring and other charges of approximately $7,400,000, of which approximately $6,200,000 related to the discontinuance of certain business arrangements, which were determined to be non-strategic, and approximately $1,200,000 related to management changes. Of these restructuring charges, approximately $5,000,000 involves cash outflows, of which $3,584,000 has been completed as of March 31, 1998. Non-cash restructuring charges of approximately $2,400,000 relate primarily to the write-down of certain non-strategic business assets. There have been no material changes to the restructuring plan or in the estimates of the restructuring costs. As of March 31, 1998, the Company has approximately $1,416,000 remaining in its restructuring reserve, which is anticipated to be fully utilized by mid 1998.

6. BUSINESS COMBINATION

On April 17, 1998, the Company acquired WebChat in a tax-free reorganization in which a wholly owned subsidiary of the Company was merged directly into WebChat. The Company has exchanged approximately 316,000 shares of Infoseek Corporation common stock and has reserved approximately 11,000 shares for WebChat options assumed by the Company. Each share exchanged represents 0.03 shares of common stock of the Company for each share of common and preferred stock of WebChat. Merger related expenses, which are not expected to be significant, will be recorded in the second quarter of 1998. The merger has been accounted for under the pooling of interests method.

The following information shows revenue and net income of the separate companies during the periods preceding the merger (in thousands):

                      QUARTER ENDED MARCH 31,
                     -------------------------
                         1998         1997
                     ------------  -----------
      Net revenue
         Infoseek        $14,311      $ 6,151
         WebChat             142           89
                         -------      -------
         Combined        $14,453      $ 6,240
                         =======      =======

      Net income
         Infoseek        $(1,522)     $(4,106)
         WebChat            (278)        (399)
                         -------      -------
         Combined        $(1,800)     $(4,505)
                         =======      =======

7. NETSCAPE AGREEMENT

The Company's current agreement with Netscape provides for the Company to pay an aggregate of $12,500,000 in cash and reciprocal advertising ($10,000,000 in cash and $2,500,000 in reciprocal advertising) to be one of four non-exclusive premier providers of navigational services (along with Excite, Lycos and Yahoo!) which expired on April 30, 1998, but was subsequently extended through May 31, 1998. During the three months ended March 31, 1998 and 1997, the Company recognized $2,500,000 and $1,250,000, respectively of expense related to this agreement. The payments to Netscape are being recognized ratably over the term of the agreement. At March 31, 1998, the Company has approximately $5,968,000 of cash commitment remaining in connection with this agreement, which includes $5,135,000 of accrued liabilities to service providers. Recently, Netscape has announced that they have signed a two-year strategic partnership with Excite to build out content based channels jointly for Netscape's Web site and to create co-branded search, thereby competing directly with the Company. Under terms of this agreement, Netscape and Excite, will each serve as a premier provider, with each receiving 25 percent of the net search rotation the percentage of pages served to visitors who have not selected a preferred provider. The remaining 50 percent of premier provider rotations will be allocated or divided and sold among the remaining navigational service providers (the allocated percent rotation of premier provider rotations, which will be shared by other navigational service providers, decreases to 25 percent in 1999).

                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 22, 1998                 INFOSEEK CORPORATION


                                    BY:  /s/ Leslie E. Wright

                                         Leslie E. Wright
                                         Vice President of Finance & Chief
                                         Financial Officer